UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 12, 2015

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On March 12, 2015, the board of directors of Chimera Investment Corporation (“Chimera”) approved a one-for-five reverse split of Chimera’s common stock (the “Reverse Stock Split”).  The Reverse Stock Split will be effective as of about 5:00 p.m. Eastern Time on April 6, 2015 (the “Effective Time”).  At the Effective Time, every five issued and outstanding shares of common stock of Chimera will be converted into one share of common stock of Chimera, and as a result, the number of outstanding shares of Chimera’s common stock will be reduced from approximately 1 billion to approximately 200 million. At the Effective Time, the number of the Company’s authorized shares will also be reduced, on a one-for-five  basis, to 300 million.  The par value of each share of common stock will remain unchanged.  At the market open on April 7, 2015, the common stock will continue trading on the NYSE under the symbol “CIM” but will be assigned a new CUSIP number: 16934Q 208.

On March 17, 2015, Chimera issued a press release announcing its dividend declaration for the first quarter of 2015.

The full text of the press release issued in connection with the reverse stock split and dividend declaration is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

         (d)     Exhibits

99.1      Press Release, dated March 17, 2015, issued by Chimera Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	March 17, 2015